Exhibit 10.3

CONFIDENTAL

INDIVIDUAL INVESTOR FORM OF SUBSCRIPTION AGREEMENT

Sustainable Opportunities Acquisition Corp.

1601 Bryan Street, Suite 4141

Dallas, Texas 75201

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Sustainable Opportunities Acquisition Corp., a Cayman Islands exempted company, which shall migrate and be continued from the Cayman Islands to British Columbia, Canada and continued as a company in British Columbia prior to the closing of the Transaction (as defined herein) (“SOAC”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among SOAC, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada, and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada (the “Company”), and the other parties thereto, pursuant to which, among other things, SOAC will acquire all of the issued and outstanding shares in the capital of the Company in exchange for common shares of SOAC, and the Company will become a wholly-owned subsidiary of SOAC, upon and subject to the plan of arrangement and other terms and conditions set forth in the Transaction Agreement (the “Transaction”).

In connection with the Transaction, SOAC is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction, SOAC’s common shares (the “Shares”), in a private placement for a purchase price of $10.00 per Share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, SOAC is entering into subscription agreements (the “Other Subscription Agreements,” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, severally and not jointly, the “Investors”), pursuant to which the Investors have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor under this Subscription Agreement, an aggregate amount of up to 33,030,000 Shares, at the Per Share Purchase Price.

The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SOAC acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from SOAC, and SOAC agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that SOAC reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by SOAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of SOAC; SOAC may do so in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 4 below and (b) delivery of written notice from (or on behalf of) SOAC to the Investor (the “Closing Notice”) that SOAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to SOAC, one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SOAC in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for SOAC to issue the Investor’s Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, SOAC shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state, provincial or federal securities laws or under the organizational documents of SOAC) in the name of the Investor (or its, his or her nominee in accordance with the Investor’s instructions) or to a custodian designated by the Investor, as applicable, on SOAC’s share register; provided, however, that SOAC’s obligation to issue the Shares to the Investor is contingent upon SOAC having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within five (5) business days following the Closing Date specified in the Closing Notice, SOAC shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor; provided, that unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its, his or her obligations to purchase the Shares at the Closing in the event SOAC delivers a subsequent Closing Notice in connection with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which the principal offices of the Securities Exchange Commission in Washington, D.C. and of the British Columbia Securities Commission do not accept filings, or, in the case of determining a date when any payment is due, any day on which the commercial banks in New York, New York or Vancouver, British Columbia are authorized or required by law to close.

3. Legends. Each book entry for the Investor’s Shares shall contain a notation, and each certificate (if any) evidencing the Investor’s Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form, and in the event that no physical certificates are issued, the below constitutes written notice of the legend restriction under applicable Canadian Securities Laws (as defined below):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (i) THE DISTRIBUTION DATE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

4. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted a proceeding seeking to impose any such prevention or prohibition; and

(ii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

b. The obligation of SOAC to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date), and the Investor hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of the Investor required to be performed by it, him or her at or prior to the Closing Date shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions: (i) all representations and warranties of SOAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date), and SOAC hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by SOAC of each of the representations and warranties of SOAC contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of SOAC required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

5. Further Assurances. At or prior to the Closing Date, each of SOAC, the Company and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. Prior to or at the Closing, the Investor shall deliver to SOAC a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

6. SOAC Representations and Warranties. For purposes of this Section 5, the term “SOAC” shall refer to SOAC as of the date hereof and, for purposes of only the representations contained in paragraphs (h), (i), and (j) of this Section 6 and to the extent such representations and warranties are made as of the date of the closing of the Transaction, the combined company after giving effect to the Transaction. SOAC represents and warrants to the Investor that:

a. SOAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. SOAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, SOAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of British Columbia, Canada.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under SOAC’s certificate of incorporation (as adopted on the Closing Date) or under the Business Corporations Act (British Columbia).

c. This Subscription Agreement has been duly authorized, executed and delivered by SOAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SOAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of the transaction contemplated by this Agreement, including issuance and sale of the Shares, and the compliance by SOAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated by this Subscription Agreement will (x) be substantially done in accordance with the rules of The New York Stock Exchange (the “NYSE”) and (y) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SOAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SOAC or any of its subsidiaries is a party or by which SOAC or any of its subsidiaries is bound or to which any of the property or assets of SOAC is subject that would reasonably be expected to have a material adverse effect on the business, properties, assets, prospects, liabilities, financial condition or results of operations of SOAC and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of SOAC to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SOAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SOAC or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of SOAC to comply in all material respects with this Subscription Agreement.

e. As of their respective filing dates, all reports (the “SEC Reports”) required to be filed by SOAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SOAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SOAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by SOAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act or filing of a prospectus under applicable Canadian Securities Laws is required for the offer and sale of the Shares by SOAC to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws or under any Canadian Securities Laws.

g. Except for placement fees payable to Citigroup Global Markets Inc., Nomura Securities International, Inc. and Fearnley Securities, Inc., in their capacity as placement agents for the offer and sale of the Shares, SOAC has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of SOAC.

h. SOAC is in compliance with all applicable law, except where such non-compliance would not have a Material Adverse Effect. SOAC has not received any written communication from a governmental entity that alleges that SOAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

i. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SOAC, threatened against SOAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SOAC.

j. SOAC is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

k. SOAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) SOAC’s charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which SOAC is now a party or by which SOAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SOAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

l. Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, SOAC has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in SOAC (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of SOAC by existing securityholders of SOAC, which may be effectuated as a forfeiture to SOAC and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

m. SOAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SOAC of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by NYSE, or such other applicable stock exchange on which SOAC’s common equity is then listed, and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

n. As of the date of this Subscription Agreement, the authorized capital stock of SOAC consists of 300,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), 30,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), and 1,000,000 preference shares, par value $0.0001 per share. As of the date of this Subscription Agreement, (i) 30,000,000 Class A Shares are issued and outstanding, (ii) 7,500,00 Class B Shares are issued and outstanding, (iii) 9,500,000 private placement warrants, and (iv) 15,000,000 public warrants are outstanding. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SOAC any Class A Shares, Class B Shares or other equity interests in SOAC, or securities convertible into or exchangeable or exercisable for such equity interests.

7. Investor Representations and Warranties. The Investor represents and warrants to, and covenants with, SOAC that:

a. If the Investor is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S), the Investor or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and (i) is an “institutional account” as defined by FINRA Rule 4512(c) or (ii) the investment manager, fiduciary, or agent that has been delegated investment decision making authority for the Investor is an “institutional account” as defined by FINRA Rule 4512(c).

b. The Investor acknowledges and agrees that SOAC may complete additional financings in the future to develop its business and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of SOAC, including the Investor, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, SOAC may be unable to fund its ongoing development.

c. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SOAC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain the restrictive legend to such effect outlined in Section 3 hereof. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. The Investor acknowledges and agrees that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from SOAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SOAC, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SOAC expressly set forth in Section 6 of this Subscription Agreement.

e. The Investor acknowledges that no person has made any written or oral representations (i) that any person will resell or repurchase the Shares; (ii) that any person will refund the purchase price of the Shares; or (iii) as to the future price or value of the Shares.

f. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

g. The Investor is not, and is not acting on behalf of, (i) an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) any entity or account that is deemed under the Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975, or (iv) any other plan subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code.

h. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SOAC, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that Investor has had the opportunity to review SOAC’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

i. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SOAC, the Company or a representative of SOAC or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and SOAC, the Company or a representative of SOAC or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SOAC, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SOAC contained in Section 6 of this Subscription Agreement, in making an investment or decision to invest in SOAC.

j. The Investor acknowledges that it, he or she is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SOAC’s filings with the SEC. The Investor is a sophisticated investor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor (or the investment manager, fiduciary, or agent that has been delegated decision-making authority on behalf of Investor) has made its, his or her own assessment and has satisfied the Investor concerning relevant tax and other economic considerations relative to its, his or her purchase of the Shares and acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that SOAC has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement. The Investor is able to sustain a complete loss on its, his or her investment in the Shares, has no need for liquidity with respect to its, his or her investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

k. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SOAC. The Investor acknowledges specifically that a possibility of total loss exists. In making its, his or her decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor.

l. [Reserved.]

m. [Reserved.]

n. [Reserved.]

o. The Investor acknowledges and agrees that no federal, provincial or state agency, securities commission or similar authority has reviewed, has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment, and that any representation to the contrary is an offence.

p. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

q. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SOAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

r. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

s. [Reserved.]

t. [Reserved.]

u. The Investor has or has commitments to have and, when required to deliver payment to SOAC pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

v. The funds used to purchase the Shares which will be advanced by the Investor to SOAC hereunder will not represent proceeds of crime for the purposes of the Criminal Code (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, “Anti-Money Laundering Laws”) and the Investor acknowledges that SOAC may in the future be required by law to disclose the Investor’s name and other information relating to this Subscription Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the Anti-Money Laundering Laws and the legislation, regulations or instruments enacting Canadian Economic Sanctions (as defined below). The Investor is not a person or entity identified on a list established under any Anti-Money Laundering Law (including, without limitation, Section 83.05 of the Criminal Code (Canada)) and the Investor is not a person or entity identified in the legislation or regulations enacting any economic or financial sanctions, laws, regulations, embargoes, or restrictive measures imposed, administered or enforced by Canada, including but not limited to, the provisions of the United Nations Act (Canada), the Special Economic Measures Act (Canada) or any other economic sanctions laws administered by applicable Canadian regulatory authorities (collectively, “Canadian Economic Sanctions”). To the best of its, his or her knowledge, none of the subscription funds to be provided by the Investor: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor, and the Investor will promptly notify SOAC if the Investor discovers that any of such representations cease to be true and provide SOAC with appropriate information in connection therewith; none of the funds the Investor is using to purchase the Shares are, to the knowledge of the Investor, proceeds obtained or delivered, directly or indirectly, as a result of illegal activities.

w. The Investor acknowledges and agrees that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements under the securities laws and regulations of each of the provinces and territories of Canada (“Canadian Securities Laws”) as to the filing and delivery of a prospectus and that the Shares have not been qualified under a prospectus under Canadian Securities Laws. The Investor acknowledges that SOAC, as of the date hereof, is not a “reporting issuer” in any jurisdiction in Canada, that the Shares are subject to statutory resale restrictions under applicable Canadian Securities Laws of the province of which the Investor resides (as applicable) and under other applicable Canadian Securities Laws which resale restrictions may apply outside of Canada, and the Investor covenants that it, he or she will not resell the Shares except in compliance with such laws

x. If the Investor is located in or subject to the securities laws of a province or territory of Canada:

(i) the Investor (i) is an “accredited investor” (as defined in National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable) in each case, satisfying the applicable requirements set forth on Schedule B, (ii) is acquiring the Shares as principal for its own account and not as agent or for the benefit of any other person or is deemed under National Instrument 45-106 – Prospectus Exemptions or the Securities Act (Ontario), as applicable, to be purchasing the Shares as principal, (iii) was not created, and is not being used, solely to purchase or hold securities as an “accredited investor”, (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of Canadian Securities Laws, (v) is a “permitted client” (as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations) satisfying the applicable requirements set forth on Schedule C, and (vi) has completed Schedule B and Schedule C hereto and the information contained therein is accurate and complete.

(ii) the Investor acknowledges receipt of the presentation entitled “ Revolutionizing the Mineral Supply Chain for Fast Growing EV Demand – Investment summary for The Metals Company, Inc.” dated March 4, 2021 (the “Investor Presentation”), including the “Notice to Canadian Investors” therein, and that, except for the Investor Presentation, it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum (within the meaning of Canadian Securities Laws), any prospectus, sales or advertising literature, or any other document describing or purporting to describe SOAC, its business and affairs or the transactions contemplated herein (including the Transaction) which has been prepared for delivery to, and review by , prospective investors in order to assist them in making an investment decision in respect of the Shares.

y. The Investor acknowledges that:

(i) this Subscription Agreement requires the Investor to provide certain personal information relating to the Investor to SOAC. Such information is being collected and will be used by SOAC for the purposes of completing the offering, which includes, without limitation, determining the Investor’s eligibility to purchase the Shares under applicable securities laws, preparing and registering certificates representing securities or arranging for non-certificated, electronic delivery of same, and completing filings required by any securities regulatory authority or stock exchange. Such personal information may be disclosed by SOAC to (a) securities regulatory authorities and stock exchanges, (b) SOAC’s registrar and transfer agent, (c) any government agency, board or other entity and (d) any of the other parties involved in the offering, including the legal counsel of SOAC, and may be included in record books in connection with the offering. By executing this Subscription Agreement, the Investor expressly consents to the foregoing collection, use and disclosure of such personal information; and

(ii) the Investor acknowledges being notified that if the Investor is resident or otherwise subject to the applicable securities legislation of a jurisdiction in Canada: (i) SOAC will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to the Investor, including its full name, residential address and telephone number, email address, the number of Shares purchased by the Investor, the aggregate purchase price paid for such Shares, the prospectus exemption relied on and the date of distribution of the Shares, (ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in securities legislation, (iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction, and (iv) the Investor may contact the public officials listed on Schedule D hereto with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information.

z. It is the express wish of the Investor that this Subscription Agreement and any related documentation be drawn up in the English language only. Il est de la volonté expresse de l’investisseur que la présente convention de souscription ainsi que toute documentation connexe soient rédigées en langue anglaise uniquement.

8. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, SOAC agrees that, within forty-five (45) calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof , but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies SOAC that it will “review” the Registration Statement) and (ii) ten (10) business days after SOAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that if such date falls on a Saturday, Sunday or other day that the SEC is closed for business, such date shall be extended to the next business day on which the SEC is open for business. SOAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within ninety (90) days without the public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable), volume or manner of sale limitations of such rule (such date, the “End Date”). For as long as the Investor holds the Shares, SOAC will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable. Prior to the End Date, SOAC will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its, his or her ownership to SOAC upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. SOAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SOAC becomes eligible to use such Form S-3. The Investor acknowledges and agrees that SOAC may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) SOAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) SOAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. SOAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SOAC such information regarding the Investor, the securities of SOAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SOAC to effect the registration of such Shares, and shall execute such documents in connection with such registration as SOAC may reasonably request that are customary of a selling stockholder in similar situations.

b. SOAC shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Investor (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable out-of-pocket costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to SOAC by or on behalf of the Investor expressly for use therein.

c. Investor shall, severally and not jointly with any other Investor, indemnify and hold harmless SOAC, its directors, officers, agents and employees, each person who controls SOAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Investor furnished in writing to SOAC by Investor expressly for use therein. In no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld, conditioned or delayed).

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms prior to the occurrence of the Transaction Closing, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) thirty (30) days after the Termination Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder, or (d) if any of the conditions to Closing set forth in Section 4 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SOAC shall notify the Investor in writing of the termination of the Transaction Agreement as promptly as practicable after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to SOAC in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that SOAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SOAC and one or more businesses or assets. The Investor further acknowledges that, as described in SOAC’s prospectus relating to its initial public offering dated March 17, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of SOAC’s assets consist of the cash proceeds of SOAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SOAC, its public shareholders and the underwriters of SOAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SOAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SOAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it, he or she has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its, his or her record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with SOAC to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SOAC and (ii) the Investor's rights under Section 8 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 11 shall relieve the Investor of its, his or her obligations hereunder.

b. SOAC may request from the Investor such additional information as SOAC may reasonably deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, SOAC agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement SOAC is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SOAC’s securities are listed for trading. The Investor acknowledges and agrees that if it, he or she does not provide SOAC with such requested information, SOAC may not be able to register the Investor's Shares for resale pursuant to Section 8 hereof. The Investor acknowledges that SOAC may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SOAC.

c. The Investor acknowledges that SOAC, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify SOAC and the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SOAC if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from SOAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. SOAC and the Company are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11.d shall not give the Company any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SOAC set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by SOAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 9, Section 11.c, Section 11.d, Section 11.f, this Section 11.g, the last sentence of Section 11.k and Section 12 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of SOAC (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11.n is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11.n following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SOAC.

12. Non-Reliance and Exculpation. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of SOAC expressly contained in Section 6 of this Subscription Agreement, in making its, his or her investment or decision to invest in SOAC. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) any other party to the Transaction Agreement or any Non-Party Affiliate (other than SOAC with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SOAC, the Company or any Non-Party Affiliate concerning SOAC, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SOAC, the Company or any of SOAC’s or the Company’s controlled affiliates or any family member of the foregoing.

13. Disclosure. SOAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SOAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of SOAC, the Investor shall not be in possession of any material, non-public information received from SOAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SOAC or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, SOAC shall not publicly disclose the name of the Investor or any of its, his or her affiliates or advisers, or include the name of the Investor or any of its, his or her affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SOAC’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 13.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its, his or her duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: _____________________________________
Name: ___________________________________
Title: ___________________________________

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: ____________________________________	Attn: ____________________________________

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SOAC in the Closing Notice.

IN WITNESS WHEREOF, SOAC has accepted this Subscription Agreement as of the date set forth below.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.

By:
Name:
Title:

Date:

date above written

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked the appropriate box in the following paragraph indicating the provision under which we qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

FOR INDIVIDUALS:

☐	(a)	A natural person with individual net worth (or joint net worth[1] with spouse2) in excess of $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including cash, stock, securities, personal property and real estate (other than your primary residence), over total liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

☐	(b)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐	(c)	A natural person who currently holds in good standing:

[1]	Assets need not be purchased or held jointly to be included in the calculation of “joint net worth with such person’s spouse,” which includes the aggregate net worth of the Investor and the Investor’s spouse.
[2]	For purposes hereof, “spouse” refers to the Investor’s spouse or “spousal equivalent,” i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐ a General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82) or Investment Adviser Representative license (Series 65); or

☐ the following other professional certification(s), designation(s) or credential(s) from an accredited educational institution that the U.S. Securities and Exchange Commission has designated by order as qualifying natural persons as accredited investors: ________________________________________________________.

☐	(d)	A natural person “family client” of a “family office” (each such term as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring limited liability company interests of the Company; and (C) the natural person family client’s purchase of the limited liability company interests offered is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in such limited liability company interests.

FOR INDIVIDUALS AND ENTITIES:

☐	(e)	A director, executive officer (as defined in Regulation D under the Securities Act), or manager of (or a manager of a manager of) the issuer of the shares being offered or sold.

FOR ENTITIES:

☐	(f)	A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	(g)	An investment adviser either (A) registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”) or pursuant to the laws of any U.S. state or (B) relying on an exemption from registration under either Section 203(l) or (m) of the Investment Advisers Act.

☐	(h)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	(i)	A broker-dealer registered pursuant to Section 15 of the Exchange Act.

☐	(j)	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

☐	(k)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	(l)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	(m)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

☐	(n)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	(o)	One of the following entities which was not formed for the specific purpose of acquiring the shares being offered or sold and which has total assets in excess of $5,000,000: (i) a corporation, limited liability company or partnership, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) a Massachusetts or similar business trust.

☐	(p)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the shares being offered or sold, whose purchase is directed by a sophisticated person with such knowledge and experience in financial and business matters as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act as to be capable of evaluating the merits and risks of an investment in the shares being offered or sold.

☐	(q)	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, with total assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring limited liability company interests of the Company, whose purchase of the limited liability company interests offered is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, or any “family client” (as defined in Rule 202(a)(11)(G)-1) thereof, the investments of which are directed by the family office.

☐	(r)	An employee benefit plan within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the decision to invest in the shares being offered or sold is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(s)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

☐	(t)	An entity in which all of the equity owners are accredited investors as determined under any of the paragraphs (a) through (s) above; provided that the Investor makes the additional representations, warranties and covenants listed in footnote 3[3]; (Please note that this response is not applicable for irrevocable trusts).

☐	(u)	An entity not otherwise described in items (f) through (t) above, not formed for the specific purpose of acquiring limited liability company interests of the Company, owning Investments in excess of $5,000,000.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[3]	If the Investor is an accredited investor for the reason described in this clause (t), the Investor hereby represents, warrants and covenants with respect to each stockholder, partner, member or other beneficial owner of the Investor (each, a “Beneficial Owner”) that: (i) the Investor is sufficiently familiar with each such Beneficial Owner’s regulatory status and/or asset ownership to make representations on each such Beneficial Owner’s behalf; (ii) each such Beneficial Owner qualifies as an “accredited investor” under one or more of the provisions of this Schedule A; (iii) the Company may rely on the Investor’s representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Schedule A; and (iv) the Investor shall permit no direct or indirect transfer of beneficial interests in the Investor that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true.

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF CANADIAN INVESTOR
ACCREDITED INVESTOR CERTIFICATE

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. All defined terms not specifically defined in this Certificate of Accredited Investor are defined in Canadian Securities Laws.

(Check one or more, as applicable):

(a)

(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

(ii) in Ontario, a financial institution described in paragraph 73.1(1) of the Securities Act (Ontario) (as detailed below),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
(d)	a person registered under the securities legislation of a province or territory of Canada as an adviser or dealer, and in Ontario except as otherwise prescribed by applicable regulations,
(e)	an individual registered under the securities legislation of a province or territory of Canada as a representative of a person referred to in paragraph (d),
(e.1)	an individual formerly registered under the securities legislation of a province or territory of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
(f)	the Government of Canada or the government of a province or territory of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or the government of a province or territory of Canada,
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
(j)	[Intentionally deleted.]
(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000,

(k)	[Intentionally deleted.]
(l)	[Intentionally deleted.]
(m)	a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000, as shown on its most recently prepared financial statements, and that was not formed for the sole purpose of making a representation to this effect in order to qualify as an accredited investor, (Note: your “net income” before taxes is found on your personal income tax return.)
(n)	an investment fund that distributes or has distributed its securities only to
(i) a person that is or was an accredited investor at the time of the distribution,
(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106 or equivalent exemptions under applicable securities legislation as specified in Section 8.2 of NI 45-106, or
(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106,
(o)	an investment fund that distributes or has distributed securities under a prospectus in a province of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,
(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a province or territory of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a province or territory of Canada or a foreign jurisdiction,
(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the province or territory of the registered charity to give advice on the securities being traded,
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors. If you checked (t), please indicate the name and category of accredited investor (by reference to the applicable letter in this Appendix “A”) of each of:
	Name:	Category of Accredited Investor
Owner:
Owner:
Owner:
[attach sheet if more than 3 owners]

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or
(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse. If you checked (w), please indicate the name and category of accredited investor (by reference to the applicable letter in this Appendix “A” of each of:

	Name:	Category of Accredited Investor
Individual who established trust:
Trustee:
Trustee:
Trustee:

[attach sheet if more than 3 trustees]

SCHEDULE C

ELIGIBILITY REPRESENTATIONS OF CANADIAN INVESTOR
PERMITTED CLIENT CERTIFICATE

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. All defined terms not specifically defined in this Certificate of Permitted Client are defined in Canadian Securities Law.

(Check one or more, as applicable):

☐	(a)	a Canadian financial institution or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

☐	(e)	a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐	(k)	a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(l)	an investment fund if one or both of the following apply:

(i)	the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii)	the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(o)	an individual who beneficially owns financial assets, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5 million;

☐	(p)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐	(q)	a person or company, other than an individual or an investment fund, that has net assets of at least C$25 million as shown on its most recently prepared financial statements;

☐	(r)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (q) above.

SCHEDULE D

Contact Information – Canadian Provincial AND TERRITORIAL Securities

Regulatory Authorities

The contact information of the public official in

the local jurisdiction who can answer questions

about the security regulatory authority’s or

regulator’s indirect collection of information

is as follows:

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

Email: fonds_dinvestissement@lautorite.qc.ca

(For investment fund issuers)

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal &

Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Office of the Superintendent of Securities

Government of Yukon

Department of Community Services

307 Black Street, 1st floor

Box 2703, C-6

Whitehorse, Yukon Y1A 2C6

Telephone: (867) 667-5466

Facsimile: (867) 393-6251

Email: Securities@gov.yk.ca